Exhibit 10.27

BILL OF SALE, ASSIGNMENT, AND ASSUMPTION AGREEMENT
THIS BILL OF SALE, ASSIGNMENT, AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into on December 17, 2015, by and between CANNASYS, INC., a Nevada corporation ("Purchaser"), and LUVBUDS, LLC, a Colorado limited liability company ("Seller"). All capitalized terms used in this Agreement without definition have the meanings given to them in the Purchase Agreement (defined below).
Premises
WHEREAS, Purchaser, Seller, and Brett Harris are parties to that certain Asset Purchase Agreement dated December 17, 2015, (the "Purchase Agreement"), pursuant to which Purchaser is purchasing the Acquired Assets and assuming the Assumed Liabilities on the terms and conditions set forth therein; and
WHEREAS, it is contemplated that this Agreement will be entered into at Closing by Seller and Purchaser pursuant to Section 6.01 of the Purchase Agreement.
Agreement
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants, terms, and conditions contained herein, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.            Transfer of Assets. Except as set forth in section 2 hereof, Seller hereby sells, transfers, assigns, conveys, grants, sets over, and delivers to Purchaser, free and clear of any and all Liens other than Assumed Liabilities, all of Seller' right, title, and interest in and to all of the Acquired Assets as set forth on Exhibit A hereto (collectively, the "Assignment").
2.            Assignment and Assumption. Seller hereby assigns, sells, transfers, and sets over to Purchaser all of Seller's right, title, benefit, privileges, and interest in and to, and all of Seller's burdens, obligations, and liabilities in connection with, each of the Assumed Obligations, as set forth on Exhibit B hereto (collectively, the "Assumption"). Purchaser hereby accepts the Assumption and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions, and covenants, and to pay and discharge all of the liabilities, of Seller to be observed, performed, paid, or discharged in connection therewith. Purchaser assumes no Retained Liabilities, and all such Retained Liabilities shall remain the sole responsibility of Seller, as applicable.
3.            Terms of the Purchase Agreement. The terms of the Purchase Agreement, including Seller's representations, warranties, covenants, agreements, and indemnities relating to the Acquired Assets and Assumed Liabilities, are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements, and indemnities contained in the Purchase Agreement shall not be, and are not deemed to be, enlarged, reduced, modified, or altered in any way by this Agreement, but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.
4.            Effective Time. The Assignment of the Acquired Assets and the Assumption shall be effective as of the Effective Time set forth in Section 2.10 of the Purchase Agreement.

5.            Further Actions. From time to time, as and when requested by one party, the other party shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to consummate and to effect the transactions contemplated by this Agreement.
6.            Counterparts. This Agreement may be executed in multiple counterparts of like tenor, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument. Counterpart signatures of this Agreement that are manually signed and delivered by facsimile transmission; by a uniquely, marked computer-generated signature; or by other electronic methods, shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner and shall be the same as the delivery of an original.
7.            Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed by Seller in accordance with the specific terms hereof or were otherwise breached by Seller. It is accordingly agreed that Purchaser shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in a court of competent jurisdiction, in addition to any other remedy to which it is entitled at law or in equity. Seller agrees that it will not oppose the granting of an injunction, specific performance, and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that Purchaser has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CANNASYS, INC.

By: /s/ Michael A. Tew
Name: Michael A. Tew
Its: CEO

LUVBUDS, LLC

By: /s/ Brett Harris
Name: Brett Harris
Its: Founder/President